AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2005

FILE NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500, Atlanta
Georgia, 30326
(404) 814-4200
(Address of Principal Executive Offices, Including Zip Code)

NOVELIS CONVERSION PLAN OF 2005
(Full Title of Plan)

David Kennedy, Secretary
Novelis Inc.
3399 Peachtree Road NE
Suite 1500, Atlanta
Georgia 30326
(404) 814-4200
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Andrew G. Bleau
Ogilvy Renault
Suite 1100
1981 McGill College Avenue
Montreal (Quebec) H3A 3C1
Canada

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Shares (4)	5,015,851 shares	$22.65	$113,609,025	$13,372

(1)	Represents maximum number of Common Shares of the Registrant issuable pursuant to the Novelis Conversion Plan of 2005 (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 11, 2005, within five business days prior to filing.

(4)	One common share purchase right (a “Right”) will also be issued with respect to each Common Share. The terms of the Rights are described in the Shareholder Rights Plan, filed as Exhibit 4.1 to Novelis Inc.’s registration statement on Form 10 dated January 4, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents have been filed by Novelis Inc., a Canadian corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	The Registrant’s Registration Statement on Form 10 dated January 4, 2005 (the “Form 10”), including the information statement filed as exhibit 99.1 thereto (the “Information Statement”), as amended;

•	The Registrant’s Current Report on Form 8-K, filed January 7, 2005 (the “Form 8-K”);

•	The description of the Registrant’s Common Shares included in the Form 10 and Information Statement, including any subsequently filed amendments and reports updating such description;

•	The description of the Registrant’s Shareholder Rights Plan included in the Form 10 and Information Statement, including any subsequently filed amendments and reports updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Canada Business Corporations Act (“CBCA”), the governing act to which we are subject, provides that:

(1)	a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)	a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he does not fulfil the conditions of paragraph (3).

(3)	a corporation may not indemnify an individual, unless the individual:

(a)	acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)	A corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

(5)	Despite paragraph (1), an individual referred to in paragraph (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in paragraph (1), if the individual seeking indemnity:

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfills the conditions set out in paragraph (3).

     The Directors’ Standing Resolution pertaining to indemnification of directors and officers of the Corporation represents, in general terms, the extent to which directors and officers may be indemnified by us under the CBCA. This resolution provides as follows:

"(1)	INDEMNITY — Subject to the limitations contained in the governing CBCA but without limit to the right of the Corporation to indemnify as provided for in the CBCA, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation’s request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2)	ADVANCE OF COSTS — The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)	LIMITATION — The Corporation may not indemnify an individual under subsection (1) unless the individual

(a)	acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.”

     We also have an insurance policy covering our directors and officers and those of our subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by us or our subsidiaries.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit
Number	Description
3.1	Restated Certificate and Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1 to the Form 8-K and incorporated herein by reference.

3.2	Bylaws of the Registrant, previously filed as Exhibit 3.2 to the Form 10 and incorporated herein by reference.

4.1	Shareholder Rights Plan, previously filed as Exhibit 4.1 to the Form 10 and incorporated herein by reference.

4.2	Novelis Conversion Plan of 2005.

5.1	Opinion of David Kennedy, as to legality of securities.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of David Kennedy (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page of the registration statement).

Item 9.   Undertakings.

(a)  The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signatures on following page]

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on January 13, 2005.

NOVELIS INC.
/s/ Brian W. Sturgell
Brian W. Sturgell
Director, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Kennedy, as his attorney-in-fact, with full power of substitution, for him in any and all capacities to sign amendments to this registration statement on the Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: January 13, 2005	/s/Brian W. Sturgell Brian W. Sturgell Director, Chief Executive Officer (Principal Executive Officer)
Date: January 13, 2005	/s/ Geoffrey P. Batt Geoffrey P. Batt Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: January 13, 2005	/s/ J.E. Newall J.E. Newall Non-Executive Chairman
Date: January 13, 2005	/s/ Jacques Bougie Jacques Bougie Director
Date: January 13, 2005	/s/ Charles G. Cavell Charles G. Cavell Director
Date: January 13, 2005	/s/ Clarence J. Chandran Clarence J. Chandran Director
Date: January 13, 2005	/s/ C. Roberto Cordaro C. Roberto Cordaro Director
Date: January 13, 2005	/s/ Helmut Eschwey Helmut Eschwey Director

Date: January 13, 2005	Suzanne Labarge Director
Date: January 13, 2005	/s/ William T. Monahan William T. Monahan Director
Date: January 13, 2005	/s/ Rudolf Rupprecht Rudulf Rupprecht Director
Date: January 13, 2005	/s/ Edward Yang Edward Yang Director
Date: January 13, 2005	/s/ Gordon Becker Gordon Becker Authorized Representative in the United States of America

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Restated Certificate and Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1 to the Form 8-K and incorporated herein by reference.

3.2	Bylaws of the Registrant, previously filed as Exhibit 3.2 to the Form 10 and incorporated herein by reference.

4.1	Shareholder Rights Plan, previously filed as Exhibit 4.1 to the Form 10 and incorporated herein by reference.

4.2	Novelis Conversion Plan of 2005.

5.1	Opinion of David Kennedy, as to legality of securities.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page of the registration statement).